Exhibit 10.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of April 1, 2015 by Hawaii Pacific Energy, LLC, a Delaware limited liability company (herein called “Pledgor”), in favor of Jefferies Finance LLC, as Administrative Agent for the ratable benefit of the Secured Parties (in such capacity, herein called “Pledgee”).

W I T N E S S E T H:

WHEREAS, the Pledgor is a wholly-owned subsidiary of the Borrower;

WHEREAS, the Borrower, Pledgor, the Pledgee, and the Lenders party thereto from time to time, are parties to that certain Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 11, 2014 (as amended by that certain First Amendment thereto dated as of July 28, 2014, that certain Second Amendment thereto dated as of September 10, 2014, that certain Third Amendment thereto dated as of March 11, 2015, and as may be further amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans and other extensions of credit to the Borrower subject to the terms and conditions set forth therein; and

WHEREAS, as a condition precedent to the Lenders permitting the consummation of the Contemplated Acquisition, Pledgor is required to enter into a limited recourse guaranty and to secure its obligations under the limited recourse guaranty (and the other Obligations) pursuant to the terms hereof; and

WHEREAS, the sole member of Pledgor has determined that Pledgor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit Pledgor, directly or indirectly, and are in the best interests of Pledgor.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to permit the consummation of the Contemplated Acquisition, Pledgor hereby agrees with Pledgee for the ratable benefit of the Secured Parties as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

Section 1.1 General Definitions. As used herein, the terms defined above shall have the meanings indicated above, and the following terms shall have the following meanings:

“Collateral” means all Property of whatever type, in which Pledgee at any time has a security interest for the ratable benefit of the Secured Parties pursuant to Section 2.1 hereof.

“Issuer” means Koko’oha Investments, Inc., a Hawaii corporation.

“Guaranteed Obligations” has the meaning set forth in the Limited Recourse Guaranty.

“Limited Recourse Guaranty” means that certain Limited Recourse Guaranty dated as of even date hereof by Pledgor in favor of the Secured Parties.

“Obligations” has the meaning set forth in the Credit Agreement and, for the avoidance of doubt, shall include the Guaranteed Obligations.

“Other Liable Party” means any Person, other than Pledgor, but including the Borrower and each other Credit Party, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee or the other Secured Parties a Lien upon any property as security for the Obligations.

“Pledged Equity” has the meaning given it in Section 2.1(a) hereof.

Section 1.2 Other Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth in the UCC, except where the context otherwise requires.

Section 1.3 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section 1.3 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

Section 1.4 References and Titles. All references in this Agreement to Articles, Sections, subsections, and other subdivisions refer to the Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word “or” is not exclusive, and the word “including” (in all of its forms) means “including without limitation”. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II

SECURITY INTEREST

Section 2.1 Grant of Security Interest. As collateral security for all of the payment and performance in full when due of all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing security interest with at least the priority required by Section 3.1(d)(iv) hereof for the benefit of the Secured Parties in and to all of the following rights, interests and property:

(a) all of the issued and outstanding Equity Interests of Issuer now owned or hereafter acquired by Pledgor (all of the foregoing being herein sometimes called the “Pledged Equity”);

(b) any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity; and

(c) all cash, securities, dividends, warrants, rights, options, instruments and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity (and/or in respect of or in exchange for any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity) and any other property substituted or exchanged therefor.

Section 2.2 Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for the payment and performance in full of all of the Obligations.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Representations and Warranties. Pledgor represents and warrants as follows:

(a) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement and except as provided in Section 3.1(d)(iv). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement or the other Loan Documents or other Permitted Liens.

(b) No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein for the ratable benefit of the Secured Parties, nor the exercise by Pledgee (at the direction of the Requisite Lenders) of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the certificate of formation, articles of organization, limited liability company agreement, or other organizational document of the Issuer, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or Issuer; or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Pledgor except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, Governmental Authority, the Issuer, or third party is required in connection with the grant by Pledgor of the security interest herein, or, except as may be required under the UCC, the exercise by Pledgee of its rights and remedies hereunder.

(c) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Pledgee for the ratable benefit of the Secured Parties in the manner provided herein, free and clear of any Lien, adverse claim, or encumbrance (except as provided in Section 3.1(d)(iv)). This Agreement creates a valid and binding security interest in favor of Pledgee for the ratable benefit of the Secured Parties in the Collateral securing the Obligations. The taking possession by Pledgee for the ratable benefit of the Secured Parties of all certificates, instruments and cash constituting Collateral from time to time, together with appropriate stock powers, and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect, and establish the priority required by Section 3.1(d)(iv) of, Pledgee’s security interest for the ratable benefit of the Secured Parties hereunder in the Collateral securing the Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in Section 3.3(a) or otherwise by the UCC.

(d) Pledged Equity. (i) Pledgor is the legal and beneficial owner of the Pledged Equity; (ii) the Pledged Equity is duly authorized and issued, fully paid and non-assessable (as applicable), and all documentary, stamp or other Taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Equity; (iv) the Pledged Equity is free and clear of all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions, other than (A) those Liens arising under this Agreement or any other of the Loan Documents, (B) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, (C) restrictions on transferability imposed by applicable state and federal securities Laws and (D) Permitted Liens; (v) Pledgor has full right and authority to pledge the Pledged Equity for the purposes and upon the terms set out herein; (vi) certificates (as applicable) representing the Pledged Equity have been delivered to Pledgee, together with a duly executed blank stock power for each certificate; (vii) the Issuer has not issued, and there are not outstanding, any options, warrants or other rights to acquire Equity Interests of the Issuer; and (viii) the Pledgee’s Lien on the Collateral for the ratable benefit of the Secured Parties is a perfected first priority lien.

Section 3.2 Affirmative Covenants. Pledgor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any of the Obligations or Commitments remain outstanding.

(a) Ownership and Liens. Pledgor will maintain good and marketable title to all Collateral free and clear of all Liens, encumbrances or adverse claims, except for (i) the security interest created by this Agreement and (ii) those provided in Section 3.1(d)(iv). Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of Pledgee or the holder of a Permitted Lien. Pledgor will defend Pledgee’s security interest in and to the Collateral against the claims of any Person.

(b) Further Assurances. Pledgor will at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Pledgee and the Requisite Lenders may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority required by Section 3.1(d)(iv) of such security interest; (ii) to enable Pledgee (at the direction of the Requisite Lenders) to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including: (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Pledgee and the Requisite Lenders may request in order to perfect and preserve the security interest created or purported to be created hereby, and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee and the Requisite Lenders may reasonably request, all in reasonable detail.

(c) Delivery of Pledged Equity. All certificates, instruments and writings evidencing the Pledged Equity shall be delivered to Pledgee for the ratable benefit of the Secured Parties on or prior to the execution and delivery of this Agreement. All certificates, instruments and writings hereafter evidencing or constituting Pledged Equity shall be delivered to Pledgee for the ratable benefit of the Secured Parties promptly upon the receipt thereof by or on behalf of Pledgor. All Pledged Equity shall be held by or on behalf of Pledgee pursuant hereto for the ratable benefit of the Secured Parties and shall be delivered in the same manner and with the same effect as described in Section 2.1 hereof and Section 3.1 hereof. Upon delivery, such Equity Interests shall thereupon constitute “Pledged Equity” and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Agreement and the other Loan Documents.

(d) Proceeds of Pledged Equity. If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Equity, any (i) Equity Interests (including any certificate representing any Equity Interest or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Equity or otherwise; (iii) dividends or other distributions payable in cash (except such dividends or other distributions permitted to be retained by Pledgor pursuant to Section 4.7 hereof) or in securities or other property; or (iv) dividends or other distributions in connection with a total liquidation or dissolution of Issuer or dividends or distributions to the extent derived from the proceeds of any sales(s) by Issuer that exceed $7,500,000 through the Stated Term Loan Maturity Date, Pledgor shall receive the same in trust for the benefit of Pledgee and the other Secured Parties, shall segregate it from Pledgor’s other property, and shall promptly deliver it to Pledgee for the ratable benefit of the Secured Parties in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral for the ratable benefit of the Secured Parties.

(e) Status of Pledged Equity. The certificates evidencing the Pledged Equity (as applicable) shall at all times be valid and genuine and shall not be altered. The Pledged Equity at all times shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable), shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or the Issuer is bound, and, except for the bylaws or other organizational documents of the Issuer or applicable state or federal securities Laws, shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Equity.

Section 3.3 Negative Covenants. Pledgor will at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any of the Obligations or Commitments remain outstanding.

(a) Transfer or Encumbrance. Pledgor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral unless the Net Equity Proceeds from such Disposition is applied in accordance with Section 2.8(c)(iii) of the Credit Agreement. Pledgor shall not grant a Lien upon or execute, file or record any financing statement or other registration with respect to the Collateral (other than the security interests created by this Agreement or in connection with Permitted Liens), nor will Pledgor allow any such Lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other Person other than Liens in favor of Pledgee for the ratable benefit of the Secured Parties and those provided in Section 3.1(d)(iv).

(b) Financing Statement Filings. Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed in the jurisdiction of Pledgor’s organization, where Pledgor maintains any Collateral, has its records concerning any Collateral, has its chief executive office or chief place of business, or has its principal place of residence. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity, corporate structure or jurisdiction of organization, or any change to be made to a jurisdiction in (i) the location of any records concerning any Collateral, or (ii) the location of its chief executive office unless Pledgor shall have notified Pledgee of such change at least ten (10) days prior to the effective date of such change, and shall have first taken all action reasonably required by Pledgee or the Requisite Lenders for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral for the ratable benefit of the Secured Parties. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee’s security interest in the Collateral for the ratable benefit of the Secured Parties.

(c) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Pledgee’s security interest in any Collateral for the ratable benefit of the Secured Parties.

(d) Restrictions on Pledged Equity. Except for the bylaws or other charter or organizational documents of the Issuer, Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity. Pledgor will not vote to enable, or take any other action to permit, the Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of the Issuer unless such Equity Interests or securities shall have been pledged to the Pledgee to secure the Obligations pursuant to the terms hereof to the extent owned by the Pledgor.

ARTICLE IV

REMEDIES, POWERS AND AUTHORIZATIONS

Section 4.1 Provisions Concerning the Collateral.

(a) Additional Financing Statement Filings. Pledgor hereby authorizes Pledgee to file, without the signature of Pledgor where permitted by law, one (1) or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(b) Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time if an Event of Default shall have occurred and be continuing, in Pledgee’s discretion, to take any action and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including: (i) to request or instruct Pledgor or the Issuer (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor or the Issuer) to register the Pledged Equity or transfer the Collateral to Pledgee for the ratable benefit of the Secured Parties; (ii) to otherwise give notification to Pledgor, the Issuer, registrar, transfer agent, financial intermediary, or other Person of Pledgee’s security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; (v) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral, and (vi) to act as its proxy and attorney-in-fact with respect to the Pledged Equity, including, subject to Section 4.7 hereof, the right to vote such Pledged Equity, with full power of substitution to do so, and to exercise all other rights, powers, privileges, and remedies to which a holder of such Pledged Equity would be entitled, which proxy shall be effective automatically, and without the necessity of any action (including any transfer of any such Pledged Equity on the record books of the Issuer) by any person, in each case, only upon the occurrence and during the continuance of an Event of Default.

(c) Performance by Pledgee. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may, at the direction of the Requisite Lenders, itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under Section 4.4 hereof.

(d) Collection Rights. Pledgee shall have the right at any time, if an Event of Default shall have occurred and be continuing, acting at the direction of the Requisite Lenders, to notify any or all obligors (including any and all Credit Parties) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor or the Issuer and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary indorsement) to be held as cash collateral and (A) released to Pledgor upon the cure of all Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section 4.3 hereof; and (ii) Pledgor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof (including the Issuer) or allow any credit or discount thereon.

Section 4.2 Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Pledgee, acting at the direction of the Requisite Lenders, may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Loan Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b) require Pledgor to, and Pledgor hereby agrees that it will upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

(c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(e) buy (or allow any Secured Party to buy) the Collateral, or any part thereof, at any public sale;

(f) buy (or allow any Secured Party to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

(g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment.

The Pledgee or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released provided that individual Lenders shall not be permitted to “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise under the Bankruptcy Code (which right to credit bid shall be exercised solely by the Pledgee, at the direction of the Requisite Lenders).

Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3 Application of Proceeds. If any Event of Default shall have occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, in the order and manner contemplated by Section 7.6 of the Credit Agreement.

Section 4.4 Release and Expenses. In addition to, and not in qualification of, any similar obligations under other Loan Documents:

(a) Pledgor agrees to pay or reimburse the Pledgee and any Lender for all its reasonable out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Pledgee to the same extent the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(b) Pledgor agrees to pay, and to indemnify and save the Pledgee and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement

(c) Pledgor agrees to pay, and to indemnify and save the Pledgee and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Borrower would be required to do so pursuant to Section 10.7 of the Credit Agreement.

Section 4.5 Non-Judicial Remedies. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party’s option.

Section 4.6 Other Recourse. Pledgor waives any right to require Pledgee or the other Secured Parties to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee’s power. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time. Pledgor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, and all Commitments have been terminated, Pledgor shall have no right to subrogation and Pledgor waives the right to enforce any remedy which Pledgee or any other Secured Party has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee and each other Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor’s liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property; (b) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations; (c) waive, enforce, modify, amend or supplement any of the provisions of any Loan Document with any Person other than Pledgor; and (d) release or substitute any Other Liable Party.

Section 4.7 Voting Rights, Dividends Etc. in Respect of Pledged Equity.

(a) So long as no Event of Default shall have occurred and be continuing and Pledgor has not received the written notice from Pledgee described in clause (b) below, Pledgor may receive and retain any and all dividends, distributions or interest paid in respect of the Pledged Equity; provided, however, that any and all dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Equity, shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Equity and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any necessary indorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

(b) If an Event of Default shall have occurred and be continuing, and Pledgee, acting at the direction of the Requisite Lenders, shall have delivered a written notice to Pledgor exercising Pledgee’s right to block Pledgor’s right to receive and retain dividends, distributions, and interest payments which Pledgor would otherwise be authorized to receive and retain:

(i) all rights of Pledgor to receive and retain the dividends, distributions and interest payments which Pledgor would otherwise be authorized to receive and retain pursuant to subsection (a) of this Section 4.7 shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the right to receive and hold as Pledged Equity such dividends, distributions and interest payments;

(ii) without limiting the generality of the foregoing, concurrently with notice to the Pledgor of its intent to exercise such rights, any or all of the Pledged Equity shall be registered in the name of the Pledgee or its nominee, and the Pledgee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Equity at any meeting of shareholders of the Issuer or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity, as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of the Issuer, or upon the exercise by the Pledgor or the Pledgee of any right, privilege or option pertaining to such Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Pledgee may determine), all without liability except to account for property actually received by it, but the Pledgee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; and

(iii) all dividends and interest payments which are received by Pledgor contrary to the provisions of subsection (b)(i) of this Section 4.7 shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Equity in the exact form received, to be held by Pledgee as Collateral.

Section 4.8 Registration Rights; Private Sale of Pledged Equity; Notice.

(a) If the Pledgee shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to this Agreement, and if in the opinion of the Pledgee it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, Pledgor will cause the Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Pledgee, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one (1) year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Pledgee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Pledgee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Equity and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit Pledgor or the Issuer to register such securities (with no obligation of either Pledgor or any Subsidiary to accomplish such registration) for public sale under the Securities Act.

(c) To the extent permitted under applicable law, the Pledgor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. If any notice of a proposed sale or other disposition of Collateral shall be required by law, which is not waived hereunder, such notice shall be deemed reasonable and proper in every case if given at least ten (10) days prior (or such shorter period as may be commercially reasonable) to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

Section 4.9 Limitation on Rights and Waivers. All rights, powers and remedies herein conferred shall be exercisable by Pledgee only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices and other communications shall be in writing and, except as otherwise provided in this Agreement, delivered by messenger, United States certified mail, return receipt requested, facsimile or other electronic transmission, or a nationally recognized overnight courier, at the address for the appropriate party specified below or at such other address as shall be designated by such party in a written notice to the other parties.

a. if to the Issuer, then at the following address:

Koko’oha Investments, Inc.
1100 Alakea Street, 8th Floor
Honolulu, Hawaii 96813
Attention:	President
Facsimile:	(808) 697-2715

b. if to the Pledgor, then at the following address:

Hawaii Pacific Energy, LLC
800 Gessner Road, Suite 875
Houston, Texas 77024
Attention:	Eric Wright
Facsimile:	832-565-1237

c. if to the Pledgee, then at the following address:

Jefferies Finance LLC

520 Madison Avenue

19th Floor

New York, NY 10022

Attn:    Account Officer – Par Petroleum

E: JFIN.Admin@jefferies.com

Section 5.2 Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

Section 5.3 Preservation of Rights. Neither the Pledgee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.2 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Pledgee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Pledgee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 5.4 Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.5 Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Loan Documents and the creation of the Obligations.

Section 5.6 Other Liable Party. Neither this Agreement nor the exercise by Pledgee or any other Secured Party or the failure of Pledgee or any other Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Loan Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

Section 5.7 Binding Effect and Assignment. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgee and the other Secured Parties and their successors and assigns; provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Pledgee and the other Secured Parties.

Section 5.8 Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations for so long as the Credit Agreement shall remain effective. Collateral shall be released from the Lien created by this Agreement to the extent provided in Section 8.10(c) of the Credit Agreement.

Section 5.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 5.10 Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.11 Loan Document. This Agreement is a “Loan Document”, as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing the Loan Documents.

Section 5.12 Specific Performance of Certain Covenants. Pledgor acknowledges and agrees that a breach of any of the covenants contained in Sections 3.2, 3.3, 4.7 and 4.8 hereof will cause irreparable injury to the Pledgee and the other Secured Parties, that the Pledgee and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Pledgee or the Secured Parties to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that the covenants of the Pledgor contained in the Sections referred to in this Section 5.12 shall, to the extent permitted under applicable law, be specifically enforceable against the Pledgor.

Section 5.13 WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.14 Submission To Jurisdiction; Waivers. Pledgor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address referred to in Section 5.1 hereof;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect, special, exemplary, punitive or consequential damages.

Section 5.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors, should a receiver or trustee be appointed for all or any significant part of any the Pledgor’s assets, or any similar proceeding is initiated or undertaken and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[Signature Pages to Follow]

IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement, as of the date first above written.

HAWAII PACIFIC ENERGY, LLC

By:	Par Petroleum Corporation,
its sole member

By:	/s/ Christopher Micklas
Name:	Christopher Micklas
Title:	Chief Financial Officer

The Issuer hereby acknowledges and consents to the pledge of the Collateral and hereby agrees to observe and perform each and every provision of this Agreement applicable to the Issuer.

KOKO’OHA INVESTMENTS, INC.

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Vice President

Signature Page to Pledge Agreement

Acknowledged and agreed to:

JEFFERIES FINANCE LLC, as Administrative Agent for the benefit of the Secured Parties

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

Signature Page to Pledge Agreement